UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012 (February 28, 2012)

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2012, Freescale Semiconductor, Inc. (“Freescale”) entered into a new $500 million senior secured term loan facility pursuant to an amendment (the “Amendment”) to its existing senior secured credit facilities (the “Credit Facilities”). The new term loan facility is guaranteed by the same guarantors of the existing term loans under the Credit Facilities and is secured by the same collateral securing the existing term loans under the Credit Facilities. The new term loan facility is, in all material respects, subject to the same terms and conditions as Freescale’s existing term loan facility under the Credit Facilities, except for such changes as have been agreed to by Freescale and the lenders as set forth in the Amendment. Borrowings under the new term loan facility bear interest, at a rate equal to (i) for eurocurrency rate loans, LIBOR plus 4.75% (with LIBOR of not less than 1.25%) and (ii) for base rate loans, the applicable base rate plus 3.75%. The new term loan facility will mature on February 28, 2019 and amortizes quarterly commencing June 30, 2012, at an annual rate of 1.0%; provided, that the maturity will be accelerated to December 15, 2017, in the event that Freescale fails to maintain a specified leverage ratio for the September 30, 2017, test period and the aggregate outstanding principal amount of Freescale’s outstanding senior secured notes maturing in 2018 exceeds $500,000,000 as of December 1, 2017.

Freescale is an indirect wholly owned subsidiary of Freescale Semiconductor Holdings I, Ltd.

The description of the new term loan facility contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On February 28, 2012, Freescale delivered to the holders of its 10.125% Senior Subordinated Notes Due 2016 (the “Notes”) notice that it will redeem $500,000,000 aggregate principal amount of the Notes. The redemption date for the Notes is March 29, 2012 (the “Redemption Date”). The redemption of the Notes will be funded with the proceeds from the new term loan facility, together with cash on hand. The redemption price for the Notes redeemed is 105.063% of the outstanding aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Redemption Date. The Notes shall be redeemed in amounts of $2,000 or whole multiples of $1,000 in excess thereof, and no Note of less than $2,000 shall be redeemed. Upon surrender of a Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the holder of the Notes upon cancellation of the original Note.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Agreement dated as of February 28, 2012, to the Amended and Restated Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 among Freescale, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: February 29, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement dated as of February 28, 2012, to the Amended and Restated Credit Agreement dated as of December 1, 2006, as amended and restated as of February 19, 2010 among Freescale, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent for the lenders.

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